Exhibit 3.1

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Restated Articles of Organization

(General Laws Chapter 156D, Section 10.07; 950 CMR 113.34)

(1)	Exact name of corporation Houghton Mifflin Company

(2)	Registered office address 222 Berkeley Street, Boston, MA 02116

(number, street, city or town, zip code)

(3)	Date restated articles of organization adopted April 6, 2005

(4)	Please check appropriate box

☐	The restated articles were adopted by the directors without shareholder approval and shareholder approval was not required;

OR

☒	The restated articles were approved by the board of directors and the shareholders in the manner required by General Laws, Chapter 156D and the articles of organization.

(5)	The following is all the information required to be in the original articles of organization except that the supplemental information provided for in Article VIII of the articles of organization is not required. Any change to Article VIII must be made by filing a Statement of Change of Supplemental Information.

ARTICLE I

The exact name of the corporation is: Houghton Mifflin Company

ARTICLE II

Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. C156D have the purpose of engaging in any lawful business. If you wish to specify more limited purposes, state them below.*

*	G. L. c. 156A applies to professional corporations, must specify professional activities of the corporation.

P.C.

ARTICLE III

State the total number of shares and par value,** if any, of each class of stock that the corporation is authorized to issue. If only one class or series is authorized, it is not necessary to specify any particular designation.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	1,000	$1.00

ARTICLE IV

Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and relative rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.

None

ARTICLE V

The restrictions, if any, imposed by the articles or organization upon the transfer of shares of any class or series of stock are:

None

ARTICLE VI

Other Lawful Provisions***

6.1. The corporation may carry on its business and affairs to the same extent as might an individual, whether as principal, agent, contractor or otherwise.

6.2. The corporation may carry on any business, operation or activity necessary or convenient to carry out its business and affairs through a wholly or partly owned subsidiary.

6.3. The by-laws of the corporation may provide that the directors (as well as the shareholders) may make, amend or repeal the by-laws in whole or in part to the extent permitted by law, subject to the limitation contained in such by-laws.

6.4. Approval of a plan of merger, a share exchange or an asset sale outside the ordinary course of business requires the approval by a majority of all the shares entitled to vote on the matter by these articles of organization, the by-laws, or under applicable law.

6.5. The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

6.6. A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Act as in effect at the time such liability is determined. No amendment or repeal of this Article 6.6 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

**	G. L. c. 156D eliminates the concept of par value. See Section 6.21 and the comments relative thereto.

***	If there are no provisions state “none”.

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate articles of amendment.

6.7. Action required or permitted by the Massachusetts Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote are present and voting; provided, however, that if at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, for so long as such class is so registered, any action by the shareholders of such class must be taken at a meeting of shareholders and may not be taken by written consent.

6.8. The corporation may enter into contracts or transact business with one or more of its directors, officers or shareholders or with any corporation, organization or other concern in which one or more of its directors, officers or stockholders are directors, officers or stockholders or are otherwise interested and may enter into other contracts or transactions in which one or more of its directors, officers, or stockholders are in any way interested to the fullest extent permitted by law.

6.9. The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Massachusetts Business Corporation Act or the general laws of said Commonwealth.

ARTICLE VII

Unless otherwise provided in the articles of organization, the effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:

Specify the number of articles being amended: Article II, Article IV and Article VI

Signed by	Anthony Lucki
(signature of authorized individual)
(Please	check appropriate box)

☐	Chairman of the Board of Directors

☒	President

☐	Other Officer

☐	Court-appointed fiduciary,

Signed on this 6th day of April of 2005.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Restated Articles of Organization

(General Laws, Chapter 156D, Section 10.07)

I hereby certify that upon examination of these Restated Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $______ having been paid, said articles are deemed to have been filed with me this

_____________ day of ______________ 20_______ at _______ a.m./p.m.

time

Effective date:

(must be within 90 days of date submitted)

____________________
Examiner	WILLIAM FRANCIS GALVIN
____________________	Secretary of the Commonwealth
Name approval
____________________
C
____________________
M

TO BE FILLED IN BY CORPORATION

Contact Information:

Paul D. Weaver, General Counsel

Houghton Mifflin Company

222 Berkeley Street, Boston, MA 02116

Telephone: (617) 351-5102

Email: paul_weaver@hmco.com

A copy of this filing will be available on-line at www.sec.state.ma.us/cor once the document is filed.